Exhibit 99.1

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Tara Klein
650-270-9454
Tklein@bateman.agency

SunPower Reports Third Quarter 2020 Results

Company Raises FY 2020 Net Income and Adjusted EBITDA Guidance
Strong Execution in Residential / C&I Business Posts Positive Adjusted EBITDA

SAN JOSE, Calif., Oct. 28, 2020 - SunPower Corp. (NASDAQ: SPWR) today announced financial results for its third quarter ended September 27, 2020.

Third Quarter Company Highlights
•Successfully completed spin-off of Maxeon Solar Technologies; new segmentation announced
•Exceeded revenue and Adjusted EBITDA guidance; expanded gross margin per watt
•Ended quarter with $325 million in cash

Residential and Light Commercial (RLC)
•Residential strength – $15 million Adjusted EBITDA, added 10,000 customers
•New product success – significant SunVault™ storage demand; >100 OneRoof™ installs to date
•Closed new residential solar plus storage financing facility to drive substantially better economics
•Secured committed tax equity capacity to meet demand through mid-2021

Commercial and Industrial Solutions (C&I Solutions)
•Posted positive Adjusted EBITDA for the quarter
•More than doubled gross margin per watt year over year
•Storage adding $0.20/w to pipeline, > 30 percent attach rates for projects in backlog
•Fully booked for the fourth quarter; >275 megawatts (MW) projects contracted / awarded

($ Millions, except percentages and per-share data)	3rd Quarter 2020	2nd Quarter 2020	3rd Quarter 2019
GAAP revenue	$274.8	$217.7	$286
GAAP gross margin from continuing operations	13.5%	11.8%	15.9%
GAAP net income from continuing operations	$109.5	$55.9	$18.6
GAAP net income (loss) from continuing operations per diluted share	$0.57	$0.31	$0.12
Non-GAAP revenue[1]	$274.8	$217.7	$301.8
Non-GAAP gross margin[1]	14.0%	12.6%	16.1%
Non-GAAP net (loss) income[1]	$(6.5)	$(17.2)	$9.1
Non-GAAP net (loss) income from continuing operations per diluted share[1]	$(0.04)	$(0.10)	$0.06
Adjusted EBITDA[1]	$8.6	$(4.3)	$25.1
MW Recognized	108	91	124
Cash[2]	$324.7	$235.3	$189.0
Information presented above is for continuing operations only, and excludes results of Maxeon for all periods presented, other than Cash for 2nd quarter 2020 and 3rd quarter 2019.
1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below
2Includes cash, and cash equivalents, excluding restricted cash

Third Quarter 2020 Results
“Our solid third quarter results reflect the strong demand for our industry-leading solutions in both our residential and commercial markets,” said Tom Werner, SunPower CEO and chairman of the board.

“Overall, we executed well as MW recognized grew 20% sequentially, we further expanded our gross margin, generated positive cash flow and added to our significant backlog. Additionally, we are pleased with the customer response to our recent product introductions as demand for our SunVault residential storage solution remains very strong while we continue to add partners for our OneRoof product for the new homes market. We expect these positive trends to continue in the fourth quarter. Further, we remain confident in our 2021 targets that we presented at our Capital Markets Day in September given improving industry trends, our integrated The Power of One® platform, the company’s new product's and our continued focus on maximizing long term cash flow”.

RLC
“Our RLC business executed well for the quarter with sequential improvement in MW recognized, gross margin and Adjusted EBITDA. Our residential business performed well with MW recognized up 33% sequentially as we benefited from the continued improvement in demand throughout the quarter with significant demand for our new loan product in partnership with Technology Credit Union. Also, customer interest for our SunVault residential storage remains very high with current attach rates in California exceeding 20%. In new homes, we continued to expand our market leading footprint as we saw record bookings during the quarter and our backlog grew to more than 50,000 homes, another record. Finally, we continue to expect 30-50% revenue growth in both our residential and new homes businesses for fiscal year 2021.”

C&I Solutions
“Our C&I Solutions business also performed well as installs rose 30% sequentially in addition to posting positive Adjusted EBITDA for the quarter. We added to our $3.5 billion pipeline and expanded our footprint in the fast-growing community solar market as we secured 13MW of community solar projects. Helix® storage demand remains high with our pipeline now exceeding 630 MWh and Q4 attach rates of 50%.”

Consolidated Financials
“Solid execution in the third quarter enabled us to exceed our revenue and Adjusted EBITDA financial guidance, strengthen our cash position and further invested in our storage and services initiatives,” said Manavendra Sial, SunPower chief financial officer. “We also closed our second innovative residential lease financing facility with Bank of America during the quarter which materially lowers our cost of capital while providing funding through the middle of next year. Additionally, we are building our Powerco with the recurring revenue pipeline continuing to grow and SunStrong’s retained value above forecast at $358 million at the end of the third quarter. Related to the balance sheet, our cash increased by approximately $90 million to $325 million. Additionally, we expect total cash flow to be positive in the fourth quarter. With our current cash position and expected cash flow in the fourth quarter, we now have the ability to pay off the convert early if we so choose.”

Third quarter of fiscal year 2020 non-GAAP results exclude net adjustments that, in the aggregate, increased GAAP income by $115.9 million, including $155.4 million related to a mark-to-market gain on equity investments. This was partially offset by $33.8 for income taxes, $4.5 million related to stock-based compensation expense, and $1.2 million related to amortization of intangible assets and other non-recurring items.

Financial Outlook
The company’s fourth quarter and fiscal year 2020 guidance is as follows:

Fourth quarter GAAP revenue of $330 to $370 million, GAAP net income of $11 million to $21 million, and MW recognized in the range of 145 MW to 175 MW.

For fiscal year 2020, the company expects GAAP revenue of $1.12 billion to $1.16 billion, compared to its previous fiscal year 2020 guidance of $1.06 billion to $1.10 billion. Fiscal year 2020 GAAP net income of $190 million to $200 million and MW recognized in the range of 465 MW to 515 MW.

The company now expects fourth quarter Adjusted EBITDA to be in the range of $26 million to $36 million and fiscal year 2020 Adjusted EBITDA to be in the range of $30 million to $40 million compared to its previous fiscal year 2020 guidance of $20 million to $30 million.

The company will host a conference call for investors this afternoon to discuss its third quarter 2020 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at
http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its third quarter 2020 performance on the Events and Presentations section of SunPower’s Investor Relations page at
http://investors.sunpower.com/events.cfm.

About SunPower
Headquartered in California’s Silicon Valley, SunPower (NASDAQ:SPWR) is a leading Distributed Generation Storage and Energy Services provider in North America. SunPower offers the only solar + storage solution designed by one company that gives customers complete control over energy consumption, delivering grid independence, resiliency during power outages and cost savings to homeowners, businesses, governments, schools and utilities. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) our plans and expectations for our products, including anticipated demand and impacts on our market position and our ability to meet our targets and goals; (b) the anticipated financial impacts of our new residential leasing facility and expectations for demand, capacity and timing of full utilization; (c) expectations regarding our future performance based on bookings, backlog, and pipelines in our sales channels; (d) our expectations regarding our industry and market factors, including market and industry trends, and anticipated demand and volume; (e) the expected performance of our business lines, including confidence in 2021 forecasts, areas of focus, and new product cycles, as well as projected growth and attach rates; (f) our expectations for our SunStrong joint venture, including recurring revenue and anticipated retained value; (g) our fourth quarter fiscal 2020 guidance, including GAAP revenue, net income, MW recognized, and Adjusted EBITDA, and related assumptions; and (h) our fiscal 2020 guidance, including GAAP revenue, net income, MW recognized, and Adjusted EBITDA and related assumptions.

These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the Covid-19 pandemic; (2) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (3) regulatory changes and the availability of economic incentives promoting use of solar energy; (4) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (5) changes in public policy, including the imposition and applicability of tariffs; (6) our dependence on sole- or limited-source supply relationships, including our exclusive supply relationship with Maxeon Solar Technologies; (7) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; and (8) challenges managing our acquisitions, joint ventures and partnerships, including our ability to successfully manage acquired assets and supplier relationships. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2020 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, HELIX, SUNVAULT, ONEROOF and THE POWER OF ONE are trademarks or registered trademarks of SunPower Corporation in the U.S.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 27, 2020	December 29, 2019
Assets
Current assets:
Cash and cash equivalents	$324,741	$301,999
Restricted cash and cash equivalents, current portion	16,605	26,348
Accounts receivable, net	94,756	127,878
Contract assets	126,474	99,426
Inventories	178,139	163,405
Advances to suppliers, current portion	—	31,843
Project assets - plants and land, current portion	24,366	12,650
Prepaid expenses and other current assets	96,247	86,755
Current assets of discontinued operations	—	530,627
Total current assets	861,328	1,380,931

Restricted cash and cash equivalents, net of current portion	8,419	9,354
Property, plant and equipment, net	50,397	57,349
Operating lease right-of-use assets	53,716	40,699
Solar power systems leased, net	51,179	54,338
Other intangible assets, net	1,073	7,121
Other long-term assets	423,197	277,805
Long-term assets of discontinued operations	—	344,324
Total assets	$1,449,309	$2,171,921

Liabilities and Equity
Current liabilities:
Accounts payable	$162,499	$207,062
Accrued liabilities	128,647	116,276
Operating lease liabilities, current portion	9,995	7,559
Contract liabilities, current portion	55,274	91,345
Short-term debt	96,625	44,473
Convertible debt, current portion	301,258	—
Current liabilities of discontinued operations	—	431,694
Total current liabilities	754,298	898,409

Long-term debt	68,386	112,340
Convertible debt	422,132	820,259
Operating lease liabilities, net of current portion	44,100	36,657
Contract liabilities, net of current portion	29,478	31,922
Other long-term liabilities	137,981	157,774
Long-term liabilities of discontinued operations	—	93,061
Total liabilities	1,456,375	2,150,422

Equity:

Preferred stock	—	—
Common stock	170	168
Additional paid-in capital	2,679,960	2,661,819
Accumulated deficit	(2,497,409)	(2,449,679)
Accumulated other comprehensive income (loss)	8,070	(9,512)
Treasury stock, at cost	(201,090)	(192,633)
Total stockholders' equity	(10,299)	10,163
Noncontrolling interests in subsidiaries	3,233	11,336
Total equity	(7,066)	21,499
Total liabilities and equity	$1,449,309	$2,171,921

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Revenue:
Solar power systems, components, and other	$267,619	$212,408	$277,280	$765,316	$665,623
Residential leasing	1,284	1,329	3,523	3,937	9,083
Solar services	5,903	3,930	5,239	13,766	15,902
Total revenue	274,806	217,667	286,042	783,019	690,608
Cost of revenue:
Solar power systems, components, and other	233,144	189,868	236,991	681,649	600,947
Residential leasing	1,209	1,217	1,567	3,722	5,939
Solar services	3,313	930	1,989	5,672	6,319
Total cost of revenue	237,666	192,015	240,547	691,043	613,205
Gross profit	37,140	25,652	45,495	91,976	77,403
Operating expenses:
Research and development	5,344	5,994	8,837	19,106	26,494
Sales, general and administrative	35,462	36,014	41,428	112,193	129,582
Restructuring charges	(97)	1,259	4,252	2,738	6,626
Loss on sale and impairment of residential lease assets	386	141	10,756	253	28,283
Income from Transition Services Agreement, net	(1,889)	—	—	(1,889)	—
Gain on business divestiture	—	(10,458)	—	(10,458)	(143,400)
Total operating expenses (income)	39,206	32,950	65,273	121,943	47,585
Operating income (loss)	(2,066)	(7,298)	(19,778)	(29,967)	29,818
Other income (expense), net:
Interest income	104	174	951	682	2,184
Interest expense	(7,090)	(8,448)	(8,930)	(24,731)	(40,570)
Other, net	155,457	71,205	45,111	277,100	145,343
Other income, net	148,471	62,931	37,132	253,051	106,957
Income before income taxes and equity in earnings of unconsolidated investees	146,405	55,633	17,354	223,084	136,775
Provision for income taxes	(36,725)	(1,106)	(2,928)	(38,716)	(10,074)
Equity in losses of unconsolidated investees	—	—	(960)	—	(716)
Net income from continuing operations	109,680	54,527	13,466	184,368	125,985
Loss from discontinued operations before income taxes and equity in losses of unconsolidated investees	(70,761)	(33,278)	(29,417)	(125,599)	(131,181)
Provision for income taxes	6,137	(1,962)	(2,450)	3,191	(7,169)

Equity in earnings (losses) of unconsolidated investees	58	(889)	(807)	(586)	(1,334)
Net loss from discontinued operations, net of taxes	(64,566)	(36,129)	(32,674)	(122,994)	(139,684)
Net income (loss)	45,114	18,398	(19,208)	61,374	(13,699)
Net income income (loss) from continuing operations attributable to noncontrolling interests and redeemable noncontrolling interests	(230)	1,363	5,178	2,512	33,474
Net loss from discontinued operations attributable to noncontrolling interests and redeemable noncontrolling interests	(258)	(383)	(987)	(1,313)	(3,057)
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	(488)	980	4,191	1,199	30,417
Net income from continuing operations attributable to stockholders	$109,450	$55,890	$18,644	$186,880	$159,459
Net loss from discontinued operations attributable to stockholders	$(64,824)	$(36,512)	$(33,661)	$(124,307)	$(142,741)
Net income (loss) attributable to stockholders	$44,626	$19,378	$(15,017)	$62,573	$16,718

Net income (loss) per share attributable to stockholders - basic:
Continuing operations	$0.64	$0.33	$0.13	$1.10	$1.12
Discontinued operations	$(0.38)	$(0.21)	$(0.24)	$(0.73)	$(1.00)
Net income (loss) per share - basic	$0.26	$0.11	$(0.11)	$0.37	$0.12

Net income (loss) per share attributable to stockholders - diluted:
Continuing operations	$0.57	$0.31	$0.12	$0.99	$1.03
Discontinued operations	$(0.33)	$(0.19)	$(0.22)	$(0.62)	$(0.86)
Net income (loss) per share - diluted	$0.24	$0.12	$(0.10)	$0.37	$0.17

Weighted-average shares:
Basic	170,113	170,003	142,553	169,646	142,248
Diluted	198,526	192,040	155,583	200,124	166,861

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Cash flows from operating activities:
Net income (loss)	$45,114	$18,398	$(19,208)	$61,374	$(13,699)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	11,927	16,918	15,298	45,737	62,022
Stock-based compensation	6,042	5,879	6,991	18,788	18,927
Non-cash interest expense	1,747	1,838	2,542	5,495	7,468
Non-cash restructuring charges	—	—	3,528	—	5,874
Bad debt expense	(2,568)	1,326	(341)	998	1,319
Equity in (earnings) losses of unconsolidated investees	(58)	889	1,767	586	2,050
Gain on equity investments with readily determinable fair value	(155,431)	(71,062)	(28,538)	(275,645)	(129,038)
Gain on retirement of convertible debt	(104)	—	—	(3,060)	—
Gain on business divestiture	—	(10,458)	—	(10,458)	(143,400)
Gain on sale of equity investments without readily determinable fair value	—	—	(17,275)	—	(17,275)
Deferred income taxes	607	1,381	(1,545)	1,639	500
Gain (loss) on sale and impairment of residential lease assets	386	140	10,755	815	36,709
Impairment of property, plant and equipment	—	—	—	—	777
Gain on sale of assets	—	—	(21,383)	—	(21,383)
Changes in operating assets and liabilities:
Accounts receivable	54,119	79,029	3,262	113,029	(47,029)
Contract assets	(19,902)	(3,164)	(25,516)	(22,771)	(18,107)
Inventories	(5,382)	36,336	(45,989)	(12,107)	(108,093)
Project assets	703	(3,024)	(3,040)	(11,202)	(9,238)
Prepaid expenses and other assets	(32,362)	9,403	16,967	(4,324)	1,482
Operating lease right-of-use assets	2,112	4,863	14,999	9,898	6,219
Long-term financing receivables, net - held for sale	—	—	481	—	(473)
Advances to suppliers	4,267	3,093	8,518	16,296	33,292
Accounts payable and other accrued liabilities	51,095	(33,637)	52,810	(75,141)	64,009

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Contract liabilities	(3,364)	(34,324)	4,709	(53,818)	8,127
Operating lease liabilities	(2,620)	(3,173)	(15,865)	(8,642)	(7,202)
Net cash provided by (used in) operating activities	(43,672)	20,651	(36,073)	(202,513)	(266,162)
Cash flows from investing activities:
Purchases of property, plant and equipment	(2,369)	(4,592)	(16,896)	(13,174)	(35,100)
Cash paid for solar power systems	(2,747)	(2,037)	(8,503)	(5,394)	(51,826)
Proceeds from business divestiture, net of de-consolidated cash	—	15,418	—	15,418	40,491
Proceeds from sale of assets	—	—	39,742	—	39,970
Cash outflow upon Maxeon Solar Spin-off, net of proceeds	(140,132)	—	—	(140,132)	—
Proceeds from maturities of marketable securities	6,588	—	—	6,588	—
Purchases of marketable securities	(1,338)	—	—	(1,338)	—
Cash outflow from sale of residential lease portfolio	—	—	(16,397)	—	(16,397)
Proceeds from return of capital of equity investments with fair value option	—	7,724	—	7,724	—
Proceeds from sale of investments	73,290	—	42,957	119,439	42,957
Cash paid for investments with fair value option	—	—	(2,400)	—	(12,400)
Net cash provided by (used in) investing activities	(66,708)	16,513	38,503	(10,869)	7,695
Cash flows from financing activities:
Proceeds from bank loans and other debt	62,233	44,954	87,823	183,731	231,489
Repayment of bank loans and other debt	(63,735)	(53,605)	(84,035)	(183,070)	(209,095)
Proceeds from issuance of non-recourse residential financing, net of issuance costs	—	—	6,528	13,434	72,259
Repayment of non-recourse commercial and residential financing	(7,231)	—	(1,803)	(7,231)	(2,959)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Contributions from noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	22	—	1,842	22	31,413
Distributions to noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	(302)	—	—	(302)	(316)
Proceeds from issuance of non-recourse power plant and commercial financing, net of issuance costs	2,790	890	—	—	—
Cash paid for repurchase of convertible debt	(8,037)	—	—	(95,178)	—
Payment for prior business combination	—	—	—	—	(9,000)
Proceeds from issuance of convertible debt	200,000	—	—	200,000	—
Settlement of contingent consideration arrangement, net of cash received	11	1,811	—	2,245	(2,448)
Equity offering costs paid	—	—	—	(928)	—
Purchases of stock for tax withholding obligations on vested restricted stock	(74)	(1,467)	(292)	(8,455)	(4,657)
Net cash (used in) provided by financing activities	185,677	(7,417)	10,063	104,268	106,686
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	109	330	(1,510)	222	(1,247)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	75,406	30,077	10,983	(108,892)	(153,028)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period[1]	274,359	244,282	199,752	458,657	363,763
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period[1]	$349,765	$274,359	$210,735	$349,765	$210,735

Non-cash transactions:
Costs of solar power systems sourced from existing inventory	$—	$—	$8,033	$—	$29,206
Costs of solar power systems funded by liabilities	$598	$1,716	$3,604	$598	$3,604
Property, plant and equipment acquisitions funded by liabilities	$36	$5,452	$11,911	$36	$11,911

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Assumption of debt by buyer in connection with sale of residential lease assets	$—	$—	$69,076	$—	$69,076
Right-of-use assets obtained in exchange of lease obligations[2]	$7,875	$963	$8,939	$21,786	$103,744
Derecognition of financing obligations upon business divestiture	$—	$—	$—	$—	$590,884
Assumption of liabilities in connection with business divestiture	$9,056	$9,056	$—	$9,056	$—
Holdbacks in connection with business divestiture	$7,199	$7,199	$—	$7,199	$2,425
Holdback related to sale of assets	$—	$—	$18,300	$—	$18,300
Receivables in connection with sale of residential lease portfolio	$—	$—	$8,043	$—	$8,043
1"Cash, cash equivalents, restricted cash and restricted cash equivalents" balance consisted of "cash and cash equivalents", "restricted cash and cash equivalents, current portion" and "restricted cash and cash equivalents, net of current portion" financial statement line items on the condensed consolidated balance sheets for the respective periods.

2Amounts for the nine months ended September 29, 2019 include the transition adjustment for the adoption of ASC 842 and new Right-of-Use ("ROU") asset additions.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net loss; net loss per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP gross margin includes adjustments relating to gain/loss on sale and impairment of residential lease assets, litigation, stock-based compensation, and amortization of intangible assets, each of which is described below. In addition to the above adjustments, non-GAAP net loss and non-GAAP net loss per diluted share are adjusted for adjustments relating to mark to market gain on equity investments, gain on business divestiture, impairment of property, plant, and equipment, transaction-related costs, non-cash interest expense, restructuring charges (credits), gain on convertible debt repurchased, tax effect of these non-GAAP adjustments, each of which is described below. In addition to the above adjustments, Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments under IFRS that are consistent with the adjustments made in connection with the company’s internal reporting process as part of its status as a consolidated subsidiary of Total SE, our controlling shareholder and a foreign public registrant that reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s performance, and assists in aligning the perspectives of the management with those of Total SE.

•Legacy utility and power plant projects: The company included adjustments related to the revenue recognition of certain utility and power plant projects based on percentage-of-completion accounting and, when relevant, the allocation of revenue and margin to our project development efforts at the time of initial project sale. Under IFRS, such projects were accounted for when the customer obtains control of the promised goods or services which generally results in earlier recognition of revenue and profit than U.S. GAAP. Over the life of each project, cumulative revenue and gross margin are eventually equivalent under both GAAP and IFRS; however, revenue and gross margin is generally recognized earlier under IFRS.

•Legacy sale-leaseback transactions: The company included adjustments related to the revenue recognition on certain legacy sale-leaseback transactions entered into before December 31, 2018, based on the net proceeds received from the buyer-lessor. Under U.S. GAAP, these transactions were accounted for under the financing method in accordance with the applicable accounting guidance. Under such guidance, no revenue or profit is recognized at the inception of the transaction, and the net proceeds from the buyer-lessor are recorded as a financing liability. Imputed interest is recorded on the liability equal to our incremental borrowing rate adjusted solely to prevent negative amortization. Under IFRS, such revenue and profit is recognized at the time of sale to the buyer-lessor if certain criteria are met. Upon adoption of IFRS 16, Leases, on December 31, 2018, IFRS is aligned with GAAP.

•Mark-to-market gain in equity investments: The company recognizes adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under IFRS, an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by Total SE. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for such investments. Management believes that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a consolidated subsidiary of Total SE. and better reflects our ongoing results.

Other Non-GAAP Adjustments

•Gain/loss on sale and impairment of residential lease assets: In fiscal 2018 and 2019, in an effort to deconsolidate all the residential lease assets owned by us, the company sold membership units representing a 49% membership interest in its residential lease business and retained a 51% membership interest. The loss on divestment, including adjustments to contingent consideration shortly after the closure of the transaction, and the remaining unsold residential lease assets impairment with its corresponding depreciation savings are excluded from the company’s non-GAAP results as they are non-recurring in nature and not reflective of ongoing operating results.

•Construction revenue on solar services contracts: Upon adoption of the new lease accounting guidance (“ASC 842”) in the first quarter of fiscal 2019, revenue and cost of revenue on solar services contracts with residential customers are recognized ratably over the term of those contracts, once the projects are placed in service. For non-GAAP results, the company recognizes revenue and cost of revenue upfront based on the expected cash proceeds to align with the legacy lease accounting guidance. Management believes it is appropriate to recognize revenue and cost of revenue upfront based on total expected cash proceeds, as it better reflects the company's ongoing results as such method aligns revenue and costs incurred most accurately in the same period. Starting in second quarter of fiscal 2020, we no longer have this non-GAAP measure.

•Stock-based compensation: Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Amortization of intangible assets: The company incurs amortization of intangible assets as a result of acquisitions, which includes patents, purchased technology, project pipeline assets, and in-process research and development. Management believes that it is appropriate to exclude these amortization charges from the company’s non-GAAP financial measures as they arise from prior acquisitions, which are not reflective of ongoing operating results.

•Gain on business divestiture: In second quarter of fiscal 2020, the company sold its Operations and Maintenance (“O&M”) contracts business to a third-party buyer. Similarly, in fiscal 2019, the company sold all of its membership interests in certain subsidiaries that own leasehold interests in projects subject to sale-leaseback financing arrangements. In connection with these divestitures, the company recognized gain within its income statement in the period in which the sale was completed. The company believe that it is appropriate to exclude this gain from its segment results as it is not reflective of ongoing operating results.

•Litigation: The company may be involved in various litigation, claims and proceedings that result in payments or recoveries from such proceedings. The company excludes any gains or losses on such litigation recoveries or payments from the non-GAAP results as it is not reflective of ongoing operating results.

•Transaction-related costs: In connection with material non-recurring transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. Management believes that it is appropriate to exclude these costs from the company's non-GAAP results as it is not reflective of ongoing operating results.

•Non-cash interest expense: The company incurs non-cash interest expense related to the amortization of items such as original issuance discounts on its debt. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•Restructuring charges (credits): The company incurs restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. The company believes that it is appropriate to exclude these from company's non-GAAP results as it is not reflective of ongoing operating results.

•Gain on convertible debt repurchased: In connection with the early repurchase of a portion of our 0.875% Convertible debentures due June 1, 2021, we recognized a gain, represented by the difference between the book value of the convertible debentures, net of the remaining unamortized discount prior to repurchase and the reacquisition price of the convertible notes upon repurchase. The company believes that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense, or tax impact of non-recurring items.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, the company excludes the impact of the following items during the period:
•Cash interest expense, net of interest income
•Provision for income taxes

•Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)
Adjustments to Revenue:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
GAAP revenue	$274,806	$217,667	$286,042	$783,019	$690,608
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	(65)	(207)	(259)
Other adjustments:
Construction revenue on solar services contracts	—	—	15,790	5,392	124,909
Non-GAAP revenue	$274,806	$217,667	$301,767	$788,204	$815,258

Adjustments to Gross Profit (Loss) / Margin:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
GAAP gross profit from continuing operations	$37,140	$25,652	$45,495	$91,976	$77,403
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	(7)	(34)	993
Legacy sale-leaseback transactions	—	—	(181)	20	(4,688)
Other adjustments:
Construction revenue on solar service contracts	—	—	1,160	4,735	18,052
Loss on sale and impairment of residential lease assets	(469)	(458)	(511)	(1,375)	(1,268)
Stock-based compensation expense	623	471	741	1,653	1,370
Amortization of intangible assets	1,189	1,783	1,783	4,757	5,352
Non-GAAP gross profit	$38,483	$27,448	$48,480	$101,732	$97,214

GAAP gross margin (%)	13.5%	11.8%	15.9%	11.7%	11.2%
Non-GAAP gross margin (%)	14.0%	12.6%	16.1%	12.9%	11.9%

Adjustments to Net Income (Loss):

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
GAAP net income from continuing operations attributable to stockholders	$109,450	$55,890	$18,644	$186,880	$159,459
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	(7)	(34)	993
Legacy sale-leaseback transactions	—	—	(181)	20	5,755
Mark-to-market gain on equity investments	(155,431)	(71,060)	(27,595)	(274,362)	(128,095)
Other adjustments:
Construction revenue on solar service contracts	—	—	1,160	4,735	(8,978)
Gain on sale and impairment of residential lease assets	(83)	(317)	5,135	(1,122)	29,002
Litigation	395	—	—	880	—
Stock-based compensation expense	4,454	3,955	4,975	13,387	13,682
Amortization of intangible assets	1,189	1,784	1,783	4,759	5,352
Gain on business divestiture	—	(10,529)	—	(10,529)	(143,400)
Transaction-related costs	—	1,382	976	1,863	3,571
Restructuring charges	(97)	659	4,283	2,138	6,071
Gain on convertible debt repurchased	(104)	—	—	(3,060)	—
Tax effect	33,769	994	(118)	35,614	1,817
Non-GAAP net loss attributable to stockholders	$(6,458)	$(17,242)	$9,055	$(38,831)	$(54,771)

Adjustments to Net Income (loss) per diluted share

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Net income (loss) per diluted share
Numerator:
GAAP net income available to common stockholders[1]	$109,450	$55,890	$18,644	$186,880	$159,459
Add: Interest expense on 4.00% debenture due 2023, net of tax	3,358	3,358	691	10,066	10,073
Add: Interest expense on 0.875% debenture due 2021, net of tax	467	535	—	1,507	2,074
GAAP net income available to common stockholders[1]	$113,275	$59,783	$19,335	$198,453	$171,606

Non-GAAP net income (loss) available to common stockholders[1]	$(6,458)	$(17,242)	$9,055	$(38,832)	$(54,771)

Denominator:
GAAP weighted-average shares	170,113	170,003	142,553	169,646	142,248
Effect of dilutive securities:
Restricted stock units	3,560	1,765	4,827	3,354	2,488
0.875% debentures due 2021	7,785	6,350	8,203	10,056	8,203
4.00% debentures due 2023	17,068	13,922	—	17,068	13,922
GAAP dilutive weighted-average common shares:	198,526	192,040	155,583	200,124	166,861

Non-GAAP weighted-average shares	170,113	170,003	142,553	169,646	142,248
Effect of dilutive securities:
Restricted stock units	—	—	4,827	—	—
Non-GAAP dilutive weighted-average common shares[1]	170,113	170,003	147,380	169,646	142,248

GAAP dilutive net income per share - continuing operations	$0.57	$0.31	$0.12	$0.99	$1.03
Non-GAAP dilutive net income (loss) per share - continuing operations	$(0.04)	$(0.10)	$0.06	$(0.23)	$(0.39)
1In accordance with the if-converted method, net loss available to common stockholders excludes interest expense related to the 0.875% and 4.0% debentures if the debentures are considered converted in the calculation of net loss per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net loss per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
GAAP net income (loss) from continuing operations attributable to stockholders	$109,450	$55,890	$18,644	$186,880	$159,459
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	(7)	(34)	993
Legacy sale-leaseback transactions	—	—	(181)	20	5,755
Mark-to-market gain on equity investments	(155,431)	(71,060)	(27,595)	(274,362)	(128,095)
Other adjustments:
Construction revenue on solar service contracts	—	—	1,160	4,735	(8,978)
(Gain) loss on sale and impairment of residential lease assets	(83)	(317)	5,135	(1,122)	29,002
Litigation	395	—	—	880	—
Stock-based compensation expense	4,454	3,955	4,975	13,387	13,682
Amortization of intangible assets	1,189	1,784	1,783	4,759	5,352
Gain on business divestiture	—	(10,529)	—	(10,529)	(143,400)
Transaction-related costs	—	1,382	976	1,863	3,571
Restructuring charges	(97)	1,259	4,283	2,738	6,071
Gain on convertible debt repurchased	(104)	—	—	(3,060)	—
Cash interest expense, net of interest income	6,918	8,317	7,635	24,102	25,691
Provision for income taxes	36,725	1,106	2,928	38,716	10,074
Depreciation	5,156	3,933	5,373	12,589	22,916
Adjusted EBITDA	$8,572	$(4,280)	$25,109	$1,562	$2,093

Q4 2020 and FY 2020 GUIDANCE

(in thousands)	Q4 2020	FY 2020
Revenue (GAAP and Non-GAAP)	$330,000-$370,000	$1,120,000-$1,160,000
Net income (GAAP)	$11,000-$21,000	$190,000-$200,000
Adjusted EBITDA[1]	$26,000-$36,000	$30,000-$40,000

1.Estimated Adjusted EBITDA amount above for Q4 2020 includes net adjustments that decrease net income by approximately $5 million related to stock-based compensation expense, $1 million in transaction-related costs, $4 million related to depreciation expense, $10 million related to interest expense, and $1 million related to income taxes. Estimated Adjusted EBITDA amount above for fiscal 2020 includes net adjustments that decrease (increase) net income by approximately $(274) million related to mark-to-market gain on equity investments, $(11) million related to gain on business divestiture, $17 million related to stock-based compensation expense, $34 million related to interest expense, $18 million related to depreciation expense, $40 million related to income taxes, $5 million related to construction revenue on solar service contracts, $5 million amortization of intangible assets, $3 million related to transaction-related costs, and $2 million related to restructuring charges.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments that are included or excluded from SunPower's non-GAAP revenue, gross profit/margin, net income (loss) and net income (loss) per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	September 27, 2020
	Revenue				Gross Profit / Margin				Operating expenses					Other income (expense), net	Provision for income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets	Gain on business divestiture
GAAP	$197,710	$74,333	$10,056	$(7,293)	$34,625	$3,931	$(3,168)	$1,752	—	—	—	—	—	—	—	$109,450
Adjustments based on IFRS:
Mark-to-market gain on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(155,431)	—	(155,431)
Other adjustments:
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	—	(469)	—	—	—	—	—	—	386	—	—	—	(83)
Litigation	—	—	—	—	—	—	—	—	—	395	—	—	—	—	—	395
Stock-based compensation expense	—	—	—	—	623	—	—	—	—	3,831	—	—	—	—	—	4,454
Amortization of intangible assets	—	—	—	—	—	1,189	—	—	—	—	—	—	—	—	—	1,189
Restructuring charges	—	—	—	—	—	—	—	—	—	—	(97)	—	—	—	—	(97)
Gain on convertible debt repurchased	—	—	—	—	—	—	—	—	—	—	—	—	—	(104)	—	(104)
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	—	33,769	33,769
Non-GAAP	$197,710	$74,333	$10,056	$(7,293)	$34,779	$5,120	$(3,168)	$1,752								$(6,458)

	June 28, 2020
	Revenue					Gross Profit / Margin				Operating expenses					Other income (expense), net	Provision for income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions		Others	Intersegment eliminations	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets	Gain on business divestiture
GAAP	$160,169	$50,319	717	$12,822	$(5,643)	$26,204	$8,924	$(6,283)	$(3,194)	—	—	—	—	—	—	—	$55,890
Adjustments based on IFRS:
Mark-to-market gain on equity investments	—	—		—	—	—	—	—	—	—	—	—	—	—	(71,060)	—	(71,060)
Other adjustments:
(Gain)/loss on sale and impairment of residential lease assets	—	—		—	—	(458)	—	—	—	—	—	—	141	—	—	—	(317)
Stock-based compensation expense	—	—		—	—	471	—	—	—	—	3,484	—	—	—	—	—	3,955
Amortization of intangible assets	—	—		—	—	—	1,784	—	—	—	—		—	—	—	—	1,784
Gain on business divestiture	—	—		—	—	—	—	—	—	—	—	—	—	(10,458)	(71)	—	(10,529)
Transaction-related costs	—	—		—	—	—	—	—	—	—	1,382	—	—	—	—	—	1,382
Restructuring charges	—	—		—	—	—	—	—	—	—	—	659	—	—	—	—	659
Tax effect	—	—		—	—	—	—	—	—	—	—	—	—	—	—	994	994
Non-GAAP	$160,169	$50,319		$12,822	$(5,643)	$26,217	$10,708	$(6,283)	$(3,194)								$(17,242)

	September 29, 2019
	Revenue				Gross Profit / Margin				Operating expenses				Other income (expense), net	Benefit from income taxes	Equity in earnings of unconsolidated investees	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment elimination	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment elimination	Research and development	Sales, general and administrative	Restructuring charges	Loss on sale and impairment of residential lease assets
GAAP	$204,090	$63,589	$33,975	$(15,612)	$27,407	$289	$16,860	$939	—	—	—	—	—	—	—	—	$18,644
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(65)	—	—	(7)	—	—	—	—	—	—	—	—	—	—	—	(7)
Legacy sale-leaseback transactions	—	—	—	—	(181)	—	—	—	—	—	—	—	—	—	—	—	(181)
Mark-to-market gain on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	(28,548)	—	953	—	(27,595)
Other adjustments:
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	—	(511)	—	—	—	—	—	—	10,756	—	—	—	(5,110)	5,135
Construction revenue on solar services contracts	15,790	—	—	—	1,160	—	—	—	—	—	—	—	—	—	—	—	1,160
Stock-based compensation expense	—	—	—	—	741	—	—	—	—	4,234	—	—	—	—	—	—	4,975
Amortization of intangible assets	—	—	—	—	—	1,783	—	—	—	—	—	—	—	—	—	—	1,783
Transaction-related costs	—	—	—	—	—	—	—	—	—	976	—	—	—	—	—	—	976
Restructuring charges	—	—	—	—	—	—	—	—	—	—	4,283	—	—	—	—	—	4,283
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	(118)	—	—	(118)
Non-GAAP	$219,880	$63,524	$33,975	$(15,612)	$28,609	$2,072	$16,860	$939									$9,055

NINE MONTHS ENDED

	September 27, 2020
	Revenue				Gross Profit / Margin				Operating expenses					Other income (expense), net	Benefit from income taxes	Equity in earnings of unconsolidated investees	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	Residential. Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential. Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets	Gain on business divestiture
GAAP	$584,749	$175,471	$55,613	$(32,815)	$89,470	$9,808	$(18,906)	$11,604	—	—	—	—	—	—	—	—	—	$186,880
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(207)	—	—	—	(34)	—	—	—	—	—	—	—	—	—	—	—	(34)
Legacy sale-leaseback transactions	—	—	—	—	20	—	—	—	—	—	—	—	—	—	—	—	—	20
Mark-to-market gain on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(274,362)	—	—	—	(274,362)
Other adjustments:
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	—	(1,375)	—	—	—	—	—	—	253	—	—	—	—	—	(1,122)
Construction revenue on solar services contracts	5,392	—	—	—	4,735	—	—	—	—	—	—	—	—	—	—	—	—	4,735
Litigation	—	—	—	—						880								880
Stock-based compensation expense	—	—	—	—	1,653	—	—	—	—	11,734	—	—	—	—	—	—	—	13,387
Amortization of intangible assets	—	—	—	—	—	4,759	—	—	—	—	—	—	—	—	—	—	—	4,759
Gain on business divestiture	—	—	—	—	—	—	—	—	—	—	—	—	(10,458)	(71)	—	—	—	(10,529)
Gain on convertible notes repurchased	—	—	—	—	—	—	—	—	—	—	—	—	—	(3,060)	—	—	—	(3,060)
Transaction-related costs	—	—	—	—	—	—	—	—	—	1,863	—	—	—	—	—	—	—	1,863
Restructuring charges	—	—	—	—	—	—	—	—	—	—	2,138	—	—	—	—	—	—	2,138
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	—	35,614	—	—	35,614
Non-GAAP	$590,141	$175,264	$55,613	$(32,815)	$94,503	$14,533	$(18,906)	$11,604										$(38,831)

	September 29, 2019
	Revenue				Gross Profit / Margin				Operating expenses					Other income (expense), net	Benefit from income taxes	Equity in earnings of unconsolidated investees	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	Residential. Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential. Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets	Gain on business divestiture
GAAP	$482,085	$156,032	$78,728	$(26,237)	$49,969	$2,679	$5,751	$19,004	—	—	—	—	—	—	—	—	—	$159,459
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(259)	—	—	993	—	—	—	—	—	—	—	—	—	—	—	—	993
Legacy sale-leaseback transactions	—	—	—	—	(4,688)	—	—	—	—	—	—	—	—	10,443	—	—	—	5,755
Mark-to-market gain on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(129,048)	—	953	—	(128,095)
Other adjustments:
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	—	(1,268)	—	—	—	—	—	—	36,710	—	—	—	—	(6,440)	29,002
Construction revenue on solar services contracts	124,909	—	—	—	18,052	—	—	—	—	—	—	—	—	—	—	—	(27,030)	(8,978)
Stock-based compensation expense	—	—	—	—	1,370	—	—	—	—	12,312	—	—	—	—	—	—	—	13,682
Amortization of intangible assets	—	—	—	—	—	5,352	—	—	—	—	—	—	—	—	—	—	—	5,352
Gain on business divestiture	—	—	—	—	—	—	—	—	—	—	—	—	(143,250)	(150)	—	—	—	(143,400)
Transaction-related costs	—	—	—	—	—	—	—	—	—	3,571	—	—	—	—	—	—	—	3,571
Restructuring charges	—	—	—	—	—	—	—	—	—	—	6,071	—	—	—	—	—	—	6,071
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,817	—	—	1,817
Non-GAAP	$606,994	$155,773	$78,728	$(26,237)	$64,428	$8,031	$5,751	$19,004										$(54,771)